Exhibit 10.1

TENTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS TENTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of August 5, 2013 by and between SILICON VALLEY BANK (“Bank”) and SOLTA MEDICAL, INC., a Delaware corporation (“Borrower”) whose address is 25881 Industrial Boulevard, Hayward, CA 94545.

RECITALS

A.     Bank and Borrower have entered into that certain Loan and Security Agreement dated as of March 9, 2009, as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of March 27, 2009, that certain Second Amendment to Loan and Security Agreement dated as of June 30, 2009, that certain Third Amendment to Loan and Security Agreement dated as of March 30, 2010, that certain Fourth Amendment to Loan and Security Agreement dated as of October 15, 2010, that certain Fifth Amendment to Loan and Security Agreement dated as of April 20, 2011, that certain Sixth Amendment to Loan and Security Agreement dated as of September 12, 2011, that certain Seventh Amendment to Loan and Security Agreement dated as of October 25, 2011, that certain Eighth Amendment to Loan and Security Agreement dated as of August 29, 2012 and that certain Ninth Amendment to Loan and Security Agreement dated as of March 18, 2013 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.     Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.     Borrower has requested that Bank amend the Loan Agreement to (i) amend the financial covenants and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.     Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.     Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.     Amendments to Loan Agreement.

2.1     Section 6.7 (Financial Covenants). Section 6.7(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(a)     Fixed Charge Coverage Ratio. A Fixed Charge Coverage Ratio not less than (i) 1.50 to 1.00 for the quarter ending March 31, 2013, (ii) 1.25 to 1.00 for the quarter ending June 30, 2013, (iii) 1.25 to 1.00 for the quarter ending September 30, 2013 and (iv) 2.00 to 1.00 for the quarter ending December 31, 2013 and at each quarter end thereafter.”

2.2     Section 13.1 (Definitions). The following definition in Section 13.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“Adjusted EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense of Borrower and its Subsidiaries on a consolidated basis, plus (e) non-cash compensation expenses or other non-cash expenses including non-cash changes to the fair value of contingent consideration liabilities associated with LipoSonix and Sound Surgical, plus (f) one-time transaction costs and severance and transition costs associated with the acquisition of Sound Surgical Technologies, Inc. in an amount not to exceed Three Million Dollars ($3,000,000), plus (g) one-time severance costs with respect to the termination of Borrower’s chief executive officer in an amount not to exceed One Million Dollars ($1,000,000).”

2.3     Exhibit D to the Loan Agreement hereby is replaced with Exhibit D attached hereto.

3.     Limitation of Amendments.

3.1     The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2     This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.     Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1     Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2     Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3     The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7     This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

2

5.     Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.     Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of (a) this Amendment by each party hereto and (b) the payment of all Bank Expenses, which may be debited from any Borrower’s accounts with Bank.

[Balance of Page Intentionally Left Blank]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		SOLTA MEDICAL, INC.

By:	/s/ David M. Sabow	By:	/s/ John F. Glenn
Name:	David M. Sabow	Name:	John F. Glenn
Title:	Managing Director	Title:	CFO

[Signature Page to Tenth Amendment to Loan and Security Agreement]

EXHIBIT D—COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	SOLTA MEDICAL, INC.

The undersigned authorized officer of SOLTA MEDICAL, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except (i) as explained in an accompanying letter or footnotes and (ii) with respect to unaudited financials for the absence of footnotes and subject to year-end adjustments. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes	No
Annual Financial Projections	Within 7 days of approval by board	Yes	No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes	No
Borrowing Base Certificate, A/R & A/P Agings, Deferred Revenue Report	Monthly within 30 days	Yes	No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies
Minimum FCCR (measured quarterly)	1.50 to 1.00 as of 3/31/13; 1.25 to 1.00 as of 6/30/13; 1.25 to 1.00 as of 9/30/13; 2.00 to 1.00 as of 12/31/13 and at all times thereafter	:1.00	Yes	No
Minimum Leverage Ratio (measured quarterly)	2.00 to 1.00	:1.00	Yes	No
Minimum Liquidity (measured monthly)	$12,500,000	$

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

SOLTA MEDICAL, INC.

By:
Name:
Title:

BANK USE ONLY

Received by:
AUTHORIZED SIGNER

Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Fixed Charge Coverage Ratio (Section 6.7(a))

Required:	1.50 to 1.00 as of 3/31/13; 1.25 to 1.00 as of 6/30/13; 1.25 to 1.00 as of 9/30/13; 2.00 to 1.00 as of 12/31/13 and at each quarter end thereafter (measured quarterly on a trailing twelve month basis)

Actual:

A.	Net Income	$

B.	To the extent included in the determination of Net Income

	1. The provision for income taxes	$

	2. Depreciation expense	$

	3. Amortization expense	$

	4. Net Interest Expense	$

5. non-cash compensation expenses or other non-cash expenses including non-cash changes to the fair value of contingent consideration liabilities associated with LipoSonix and Sound Surgical, plus one-time transaction costs and severance and transition costs associated with the acquisition of Sound Surgical Technologies, Inc. in an amount not to exceed Three Million Dollars ($3,000,000), plus one-time severance costs with respect to the termination of Borrower’s chief executive officer in an amount not to exceed One Million Dollars ($1,000,000)

	6. The sum of lines 1 through 5	$

C.	Adjusted EBIDTA (line A plus line B.6)	$

D.	Unfunded Capitalized Expenditures	$

E.	Cash Taxes	$

F.	Total Consolidated Indebtedness	$

G.	Fixed Charge Coverage Ratio (the sum of line C minus line D minus line E all divided by line F)	:1.00

Is line G equal to or greater than the amount required above?

No, not in compliance Yes, in compliance

II.	Leverage Ratio (Section 6.7(b))

Required:	2.00 to 1.00 (Measured quarterly)

Actual:

A.	Funded SVB Senior Debt (does not include the Mezzanine Facility)

B.	Net Income	$

C.	To the extent included in the determination of Net Income

	1. The provision for income taxes	$

	2. Depreciation expense	$

	3. Amortization expense	$

	4. Net Interest Expense	$

5. non-cash compensation expenses or other non-cash expenses including non-cash changes to the fair value of contingent consideration liabilities associated with LipoSonix and Sound Surgical, plus one-time transaction costs and severance and transition costs associated with the acquisition of Sound Surgical Technologies, Inc. in an amount not to exceed Three Million Dollars ($3,000,000), plus one-time severance costs with respect to the termination of Borrower’s chief executive officer in an amount not to exceed One Million Dollars ($1,000,000)

	6. The sum of lines 1 through 5	$

C.	Adjusted EBITDA (line B plus line C.6)	$

D.	Leverage Ratio (line A divided by line C)	:1.00

Is line D less than or equal to the amount required above?

No, not in compliance Yes, in compliance

III.	Liquidity (Section 6.7(c))

Required:	Twelve Million Five Hundred Thousand Dollars ($12,500,000) at all times.

Actual:

A.	Aggregate value of the unrestricted balance sheet cash of Borrower	$

B.	Availability Amount	$

C.	Liquidity (line A plus line B)	$

Is line C equal to or greater than Twelve Million Five Hundred Thousand Dollars ($12,500,000)?

No, not in compliance Yes, in compliance